EXHIBIT 10.9

MOUNTAIN BANCSHARES, INC.

DAWSONVILLE, GEORGIA

STOCK WARRANT PLAN

A. Purpose. This stock warrant plan (the "Plan") is for the purpose of securing or retaining the services of organizing directors of Mountain Bancshares, Inc. (the "Company") and its bank subsidiary and to satisfy the obligations of the Company to issue stock warrants to them. The Board of Directors believes that the Plan will promote and increase personal interest in the welfare of the Company and provide incentive to the organizing directors.

B. Administration. The Plan shall be administered by the members of the Board of Directors of the Company. Said members of the Board, to the extent they shall determine, may receive recommendations concerning administration of the Plan from a committee appointed by the Board of Directors from its members.

With respect to each Warrant granted hereunder, the agreement evidencing the grant of the Warrant shall specifically state that the Warrant is a Nonqualified Stock Warrant.

The Board shall have complete authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it, to determine the terms and provisions of the respective stock warrant agreements with warrant holders (which terms need not be identical), and to make all other determinations necessary or advisable for the administration of the Plans.

C. Eligibility. Warrants may be granted only to the organizing directors of the Company.

D. Stock Subject to Warrants. Subject to adjustment as provided below, the aggregate amount of stock which may be issued under Warrants granted hereunder shall be 205,000 shares of the common stock of the Company.

The number of shares which may be issued under the Plan, the number of shares issuable upon exercise of Warrants outstanding under the Plan and the exercise price per share of such outstanding Warrants shall be adjusted to reflect any stock dividend, stock split, share combination or similar change in capitalization of the Company.

After any merger of one or more corporations into the Company, any merger of the Company into another corporation, any consolidation of the Company with one or more corporations, or any other corporate reorganization of any form involving the Company as a party thereto involving any exchange, conversion, adjustment, or other modification of the outstanding shares of Company, each warrant holder shall, at no additional cost, be entitled, upon any exercise of his Warrant, to receive (subject to any required action by shareholders), in lieu of the number of shares as to which the Warrant shall then be so exercised, the number and class of stock or other securities or any other property to which the

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warrant holder would have been entitled pursuant to the terms of the agreement of merger, consolidation, or other reorganization, if, at the time of the merger, consolidation, or other reorganization, the warrant holder had been a holder of record of the number of shares equal to the number of shares as to which the Warrant shall then be so exercised. Comparable rights shall accrue to each warrant holder in the event of successive mergers, consolidations, or reorganizations of the character described above. Individual stock warrant agreements may contain provisions which are more favorable to the warrant holder than the above terms, provided such provisions are not inconsistent with the terms of this Plan.

The determination of the Board in connection with the foregoing adjustments shall be within its sole discretion and shall be final, binding, and conclusive.

E. Terms and Conditions of All Warrants. Any warrant granted pursuant to this Plan shall be granted under a written agreement with the warrant holder, which agreement shall contain additional provisions, as established by the Board of Directors, setting forth the manner of exercise of such warrant and additional terms and restrictions, not inconsistent with the terms of this Plan.

Each stock warrant agreement, at a minimum, shall contain:

(1) the number of shares to which the Warrant pertains;

(2) the warrant price, which shall be $10.00 per share;

(3) the terms and conditions for payment shall require payment in cash;

(4) the term of the Warrant and the period or periods during the term in which the Warrant or portions thereof may be exercised, not to exceed ten years from date of grant;

(5) a provision that the Warrant is not transferable by the warrant holder other than by will or the laws of descent and distribution, and is exercisable during the warrant holder's lifetime only by the warrant holder;

Each stock warrant agreement shall provide that the warrant granted thereunder shall terminate upon the first to occur of the following dates:

(a) The expiration of 3 months after the date on which director's service as a director terminates other than by reason of permanent and total disability or death of director or other than for cause by the Company;

(b) Immediately, upon the termination or severance of director by the Company for cause, or upon notice to director to terminate or sever for cause, if earlier;

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(c) The expiration of twelve months after the date on which director's service as a director is terminated, if such termination is by reason of director's permanent and total disability;

(d) In the event of director's death while in the employ of the Company, his executors or administrators may exercise, within six months following the date of his death the warrant as to any of the shares subject to exercise of the warrant at director's death to the extent not exercised prior to his death;

(e) The final date of the term of the warrant.

F. Additional Warrant Terms. The total number of warrants for shares awarded to a director shall be divided by three. One third of such total number shall be first exercisable after one year, one third after two years, one third after three years.

Each stock warrant agreement under the stock warrant plan shall contain a provision providing for the acceleration of the permitted exercise date for all outstanding warrants upon the occurrence of a change in control of Mountain Bancshares. This provision will have the effect of making all warrants granted under the agreement currently exercisable upon the occurrence of a change in control.

A "change of control" occurs when:

(1) any "person," including a "group" as determined in accordance with Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") (other than Mountain Bancshares, any subsidiary of Mountain Bancshares, or any employee benefit plan, as defined in ERISA, of any of the foregoing) is or becomes the beneficial owner, directly or indirectly, of securities of Mountain Bancshares representing 25% or more of the combined voting power of Mountain Bancshares' then outstanding securities;

(2) as a result of, or in connection with, any tender offer or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of Mountain Bancshares before the Transaction shall cease to constitute a majority of the Board of Directors of Mountain Bancshares or any successor to Mountain Bancshares;

(3) Mountain Bancshares is merged or consolidated with another corporation and as a result of the merger or consolidation less than 75% of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former shareholders of Mountain Bancshares, other than (i) affiliates within the meaning of the Exchange Act or (ii) any party to the merger or consolidation;

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(4) a tender offer or exchange offer is made and consummated for the ownership of securities of Mountain Bancshares representing 50% or more of the combined voting power of Mountain Bancshares' then outstanding voting securities; or

(5) Mountain Bancshares transfers substantially all of its assets to another corporation which is not a wholly-owned subsidiary of Mountain Bancshares.

Each stock warrant agreement under the stock warrant plan shall contain a provision establishing the expiration date for exercise of the warrants under any such agreement as the date which is ten (10) years from the date of grant of such warrants.

G. Number of Warrants. Each organizing director shall be issued a warrant to purchase the number of shares equal to the number of shares such director purchases, directly or indirectly, in the stock offering of the Company.

H. Stock Reserve. The Company at all times during the term of this Plan shall reserve and keep available such number of shares of its common stock as will be sufficient to satisfy the requirements of this Plan, and shall pay all fees and expenses necessarily incurred by the Company in connection with the exercise of warrants granted hereunder.

I. Amendment and Termination. The Board of Directors shall have the power to authorize any changes in the warrant agreement between the Company and any warrant holder under this Plan, provided such warrant holder consents to the modifications. The Board of Directors may, in its discretion, suspend or terminate this Plan at any time. No such suspension or termination shall affect warrants then outstanding.

J. Withholding Taxes. Prior to the issuance of shares upon exercise of an Warrant, the warrant holder shall pay or make adequate provision for any federal or state withholding tax obligation of the Company, if applicable.

K. Listing and Registration. Each warrant grant shall be subject to the condition that if at any time the Board shall determine in its discretion that the listing, registration or qualification of the warrant or the shares deliverable upon exercise thereof on any securities exchange or under any federal or state law, or the consent or approval of any government or other regulatory body, is necessary or desirable in connection with the warrant or the acquisition of shares thereunder, no such warrant may be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

Any individual exercising an warrant under this Plan may be required, upon the request of the Board, to certify at the time of such exercise that he/she is acquiring the shares for investment and not with any intention to resell or distribute them.

L. Capital Call. Any warrant granted pursuant to this Plan shall provide that in the event Mountain State Bank's capital falls below the minimum requirements under Georgia law or Federal law, or falls below a higher requirement as may be determined by the Georgia Department of Banking and Finance (the "DBF") or by the Federal Deposit Insurance

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Corporation (the "FDIC"), the DBF or the FDIC may direct the Bank and the Company to require the holder to exercise or forfeit the warrant. Within 45 days from the date the DBF or the FDIC notifies the Bank and the Company, the Bank and the Company shall notify the holder in writing that holders of warrants must exercise or forfeit their warrant. The Bank and the Company shall cancel the warrant if the holder does not exercise the warrant as to all of the warrant shares within 21 days of such notice to exercise given by the Bank and the Company, and upon such cancellation the warrant shall be of no further force and effect. The Bank and the Company have agreed to comply with any DBF or FDIC request that the Bank and the Company invoke their right to require the holder to exercise or forfeit the warrant under the previous circumstances.

MOUNTAIN BANCSHARES, INC.

By: s/John L. Lewis

Title: President & C.E.O.

(Corporate Seal)

Attest: s/Ronald E. Anderson

Title: Chairman of the Board

Date: September 20, 2002

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